UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, the stockholders of ProPhase Labs, Inc. (the “Company”), at a Special Meeting of Stockholders (the “Special Meeting”), approved the 2018 Stock Incentive Plan (the “2018 Stock Plan”) and the Amended and Restated 2015 Executive Employment Agreement with Ted Karkus, the Company’s Chairman and Chief Executive Officer (the “New CEO Employment Agreement”), which had each been previously approved by the Company’s board of directors on February 16, 2018.

The 2018 Stock Plan provides for the grant of incentive stock options qualifying under Section 422 of the Code to eligible employees, and for the grant of nonstatutory stock options to eligible employees, directors and consultants. Subject to certain adjustments, the aggregate number of shares of the Company’s common stock that may be issued pursuant to stock options awarded under the 2018 Stock Plan may not exceed 2,300,000 shares. All shares of common stock authorized for issuance under the 2018 Stock Plan have been reserved for the stock option granted to Mr. Karkus on February 23, 2018, subject to stockholder approval of the 2018 Stock Plan and the New CEO Employment Agreement (described below) at the Special Meeting.

The New CEO Employment Agreement is substantially similar to Mr. Karkus’ prior employment agreement, except that the New CEO Employment Agreement (1) amends the salary and benefits payable to Mr. Karkus and (2) amends the benefits payable to Mr. Karkus upon termination of his employment.

Pursuant to the terms of the New CEO Employment Agreement, Mr. Karkus voluntarily agreed to reduce his base salary from the rate set forth in his prior employment agreement (i.e., not less than $675,000 per annum) to a base salary of $125,000 per annum (the “Term Base Salary”) through February 22, 2021. Unless otherwise determined by the mutual agreement of the Company and Mr. Karkus, on February 22, 2021 and thereafter, Mr. Karkus’ salary will increase from the Term Base Salary to not less than $675,000 per annum.

In consideration of Mr. Karkus’ voluntary reduction in salary, on February 23, 2018, the board of directors granted Mr. Karkus a stock option to purchase 2,300,000 shares of the Company’s common stock at an exercise price of $3.00 per share (the “Stock Option”). The Stock Option vests and is exercisable in 35 equal monthly installments of 63,888 shares and one monthly installment of 63,290 shares, subject to his continued employment with the Company, and subject to accelerated vesting in the event Mr. Karkus’s employment is terminated for any reason other than by the Company for Cause or by Mr. Karkus without Good Reason (as such terms are defined in the New CEO Employment Agreement). The Stock Option is exercisable for a five year term commencing on the date of grant.

The New CEO Employment Agreement also modified the benefits to be received by Mr. Karkus in the event of certain terminations of his employment. Under the terms of the New CEO Employment Agreement, in the event Mr. Karkus’ employment is terminated on or before February 22, 2021 for any reason other than as a result of (i) a termination for Cause (as defined in the New CEO Employment Agreement), or (ii) a voluntary resignation by Mr. Karkus without a Good Reason (as defined in the New CEO Employment Agreement) ((i) and (ii) collectively, an “Ineligible Termination”), then Mr. Karkus will be entitled to receive a combination of accelerated vesting of the Stock Option and a portion of a total cash severance payment of up to $1,687,500 (as described in the New CEO Employment Agreement). If Mr. Karkus’ employment is terminated on or after February 23, 2021, other than for an Ineligible Termination, Mr. Karkus will be entitled to a cash severance payment equal to 2.5 times his base salary and all of his stock options and/or restricted stock will automatically vest concurrently with such termination of employment, regardless of any existing vesting schedules. If Mr. Karkus’ employment is terminated for any reason, other than an Ineligible Termination, death or disability, within 18 months following a Change in Control (as defined in the New CEO Employment Agreement), or prior to a Change in Control but in contemplation of a Change in Control, which Change in Control actually occurs, then Mr. Karkus will receive a one-time severance payment in cash equal to $2,500,000 and all of his stock options and/or restricted stock will automatically vest concurrently upon such termination of employment.

The foregoing is a summary of the terms of the 2018 Stock Plan, the New CEO Employment Agreement and the Stock Option. The summary does not purport to be complete and is qualified in its entirety by reference to the 2018 Stock Plan, the New CEO Employment Agreement and the Stock Option, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below. Mr. Karkus abstained from voting on each of the two proposals due to his personal interest in these matters.

Proposal 1. Approval of the 2018 Plan

The proposal to approve the 2018 Plan was approved.

For	Against	Abstain	Broker Non- Votes
5,989,532	73,393	2,475,157	0

Proposal 2. Approval of the New CEO Employment Agreement

The proposal to approve the New CEO Employment Agreement was approved.

For	Against	Abstain	Broker Non- Votes
6,001,349	56,647	2,480,086	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	2018 Stock Incentive Plan

10.2	Amended and Restated 2015 Executive Employment Agreement with Ted Karkus, effective February 23, 2018 (incorporated by reference to Exhibit 10.1 to the Form 8-K (File No. 000-21617) filed on February 21, 2018)

10.3	Stock Option Agreement with Ted Karkus pursuant to the 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 8-K (File No. 000-21617) filed on February 21, 2018)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

	By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director
Date: April 16, 2018